Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial data are presented to illustrate the effect of the following merger agreement (the “Merger”): On February 13, 2023, MDwerks, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”), by and between the Company, MD-TT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and Two Trees Beverage Co. (“Two Trees”). The Merger Agreement was amended on February 16, 2023, September 11, 2023 and December 7, 2023. The Company, Merger Sub and Two Trees may be referred to herein collectively as the “Parties” and separately as a “Party.” The Merger closed on December 8, 2023.

In consideration of the Merger Agreement, at the effective time of the Merger, each of the holders of Two Trees stock, subject to certain exceptions set forth in the Merger Agreement, shall have the right to convert all of the shares of Two Trees stock into a total of 60,000,000 shares of Company common stock, which shall be apportioned between the Two Trees stockholders, pro rata, based on the number of shares of Two Trees stock held by each of the Two Trees stockholders as of the closing of the Merger (the “Merger Consideration”). In addition, at the effective time of the Merger, stock options to purchase shares of Two Trees common stock (the “Two Trees Stock Options”) generally will be treated in the following manner:

●	the holders of the Two Trees Stock Options will exchange all of their Two Trees Stock Options for options to acquire shares of the Company’s common stock (the “MDwerks Options”).

●	The MDwerks Options will provide for substantially the same terms as the Two Trees Stock Options, other than (1) they will be fully vested at issuance, and will increase the number of shares of Company common stock underlying the MDwerks Options from the number of shares of the Company common stock underlying the Two Trees Stock Options, and (2) will retain the same exercise price per share of Company common stock underlying the MDwerks Options as the exercise price per share of the Company common stock underlying the Two Trees Stock Options, in each case as necessary to provide for the same spread value for each applicable option holder.

The following unaudited pro forma combined balance sheet data as of September 30, 2023, is presented as if the Merger had occurred on January 1, 2022. The following unaudited pro forma combined statements of operations data for the nine months ended September 30, 2023, and the year ended December 31, 2022, is presented as if the Merger occurred on January 1, 2022.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the Merger and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the Merger been consummated on the dates indicated and should not be construed as being representative of the Company’s future results of operations or financial position.

The acquired assets, liabilities and results of operations presented herein were derived from the audited financial statements of the Two Trees for the year ended December 31, 2022 and the unaudited interim financial statements for the nine months ended September 30, 2023 (collectively, the “Financial Statements”).

The unaudited pro forma combined financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections titled “Cautionary Note Regarding Forward-Looking Information” in the Company’s Current Report on Form 8-K which these unaudited pro forma combined financial statements are a part of and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the Commission.

MDwerks, Inc.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Historical Two Trees Beverage Company	Historical MDwerks, Inc.	Pro Forma		Combined Pro Forma
	September 30, 2023	September 30, 2023	Adjustments ( See Notes)		September 30, 2023
ASSETS
Current Assets
Cash	$30,064	$166,048	$-		$196,112
Accounts receivable, net	81,246	-	-		81,246
Loans receivable	-	75,000	(75,000	)(b)	-
Inventory	207,134	-	-		207,134
Prepaid expenses	11,170	-	-		11,170
Total current assets	329,614	241,048	(75,000)		495,662

Non-current Assets
Right-of-use asset	337,155	-	-		337,155
Intangible Assets, net	-	18,864	-		18,864
Property & Equipment, net	180,379	61,856	-		242,235
Other Assets, net	-	-	-		-
Note receivable		95,000			95,000
Goodwill	-		604,653	(d)	604,653
					-
TOTAL ASSETS	$847,148	$416,768	$529,653		$1,793,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable & accrued expenses	328,060	6,640	-		334,700
Advances payable	-	203,504	-		203,504
Notes Payable, current	21,584	-	-		21,584
Loan Payable – Related Party	75,000	-	(75,000	)(b)	-
Deferred Revenue	44,759	-			44,759
Accrued expenses	57,768	-			57,768
Right-of-use liability, current portion	119,549	-			119,549

Total current liabilities	646,720	210,144	(75,000)		781,864

Right-of-use Liability, net of current portion	220,081				220,081

Total liabilities	866,801	210,144	(75,000)		1,001,945

Mezzanine
Preferred stock, par value $0.0001; 2,045,940 shares authorized of which 2,045,940 shares are issued and outstanding as of September 30, 2023	3,325,099		(3,325,099	)(a)	-
Stockholders’ Equity (Deficit)
Preferred stock, par value .0001; 10,000,000 shares authorized, of which 8,957,500 are issued and outstanding as of September 30, 2023		8,958			8,958
Common stock, par value $0.0001; 9,999,605 shares authorized of which 9,999,605 shares are issued and outstanding as of September 30, 2023	1,000		(1,000	)(a)	-
Common stock, par value .0001, 300,000,000 shares authorized, of which 122,260,208 shares issued and outstanding as of September 30, 2023		127,492	60,000	(c)	187,492
Additional paid-in capital	3,762,385	593,602	(3,237,385	)(a),(c)	1,118,602
Accumulated deficit	(7,108,137)	(523,428)	7,108,137	(a)	(523,428)
Total stockholders’ equity (deficit)	(3,344,752)	206,624	604,653		791,624

TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY (DEFICIT)	$847,148	$416,768	$529,653		$1,793,569

See the accompanying notes to these unaudited proforma consolidated financial statements

MDwerks, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Consolidated Historical Two Trees Beverage Company September 30, 2023	Historical MDwerks, Inc. September 30, 2023	Pro Forma Adjustments	Combined Pro Forma September 30, 2023

Total Income	$1,251,408	$-	$-	$1,251,408
Cost of Goods Sold	751,789	-	-	751,789
Gross profit	499,619	-	-	499,619

Operating expenses:
General & Administrative Expense	1,002,082	234,659	-	1,236,741
Salary and Wages	431,653	-	-	431,653
Depreciation & Amortization Expense	44,607	-	-	44,607
Total operating expenses	1,478,342	234,659	-	1,713,001

Income (loss) from operations	(978,723)	(234,659)	-	(1,213,382)

Other income (expense):
Other Income	959	-	-	959
Interest Expense - Net	(605)	(9,908)	-	(10,513)
Gain on Sale of Asset	-	168,855	-	168,855
Total other income (expense)	354	158,947	-	159,301

Income (loss) before income taxes	(978,369)	(75,712)	-	(1,054,081)
Income tax benefit	-	-	-	-
Net income (loss)	$(978,369)	$(75,712)	$-	(1,054,081)
				-
Income (loss) per common share
Basic		$(0.00)		$(0.01)

Shares used in computing earnings/(loss) per common share
Basic		124,077,691	60,000,000	184,077,691

See the accompanying notes to these unaudited proforma consolidated financial statements

MDwerks, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Historical Two Trees Beverage Company December 31, 2022	Historical MDwerks, Inc. December 31, 2022	Pro Forma Adjustments	Combined Pro Forma December 31, 2022

Total Income	$2,602,058	$-	$-	$2,602,058
Cost of Goods Sold	1,489,036	-		1,489,036
Gross profit	1,113,022	-	-	1,113,022

Operating expenses:
Selling, general and administrative expenses	2,288,551	136,721		2,425,272
Salaries and Wages	1,148,364			1,148,364
Depreciation and Amortization	108,439			108,439
Total operating expenses	3,525,534	136,721	-	3,682,075

Income (loss) from operations	(2,432,332)	(136,721)	-	(2,569,053)

Other income (expense):
Other Income/(Loss) - Tax/Depr/Amort	-			-
Interest	(10,996)	-		(10,996)
Total other income (expense)	(10,996)	-	-	(10,996)

Income (loss) before income taxes	(2,443,328)	(136,721)	-	(2,580,049)
Income tax benefit	-			-
Net income (loss)	$(2,443,328)	$(136,721)	$-	$(2,580,049)

Income (loss) per common share
Basic		$(0.00)		$(0.01)

Shares used in computing earnings/(loss) per common share
Basic		123,284,882	60,000,000	183,284,882

See the accompanying notes to these unaudited proforma consolidated financial statements

MDwerks, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF TRANSACTIONS

Two Trees Merger Agreement

On February 13, 2023, MDwerks, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”), dated as of February 13, 2023, by and between the Company, MD-TT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and Two Trees Beverage Company (“Two Trees”). The Company, Merger Sub and Two Trees may be referred to herein collectively as the “Parties” and separately as a “Party.”

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Parties wish to effect a business combination through a merger of Merger Sub with and into Two Trees (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement, with Two Trees continuing as the surviving corporation (“Surviving Corporation”). As a result of the Merger, the certificate of incorporation of Two Trees as in effect immediately prior to the closing date will be the certificate of incorporation of the Surviving Corporation, and the bylaws of Two Trees as in effect immediately prior to the closing date will be the bylaws of the Surviving Corporation.

Pursuant to the terms of the Merger Agreement, at the closing of the Merger, the Company’s Board of Directors (the “Company Board”) will be expanded and a number of persons as named by Two Trees will be named to the Company Board such that such persons comprise a majority of the Company Board, and the Company Board as such newly constituted will name or replace any officers of the Company as it may determine. In addition, at the closing of the Merger, the directors and officers of Two Trees as in place immediately prior to the closing will remain in place as the directors and officers of the Surviving Corporation.

The transaction closed on December 8, 2023 and will be accounted for as a business combination under ASC 805.

2.	BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial statements are based on the Company’s and the Two Trees’ historical financial as adjusted to give effect to the pro forma adjustments necessary to reflect the Merger and the Company’s new equity issuance to finance the acquisition. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, gives effect to Two Trees as if it had occurred on January 1, 2023, and 2022, respectively and the pro forma combined balance sheet as of September 30, 2023, gives effect to the Merger as if it had occurred on September 30, 2023.

3.	PRELIMINARY PURCHASE PRICE ALLOCATIONS

The preliminary purchase price for Two Trees has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for Two Trees will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Merger. Accordingly, the final merger accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the merger due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Two Trees Preliminary Purchase Price Allocation

The merger with Two Trees is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

60,000,000 common share @ $0.011 per share	$660,000
Total preliminary purchase consideration	$660,000

Preliminary Purchase Price Allocation
Cash	$30,064
Accounts receivable	81,246
Inventory	207,134
Prepaid expenses	11,170
Other assets	337,155
Fixtures and equipment	180,379
Liabilities assumed	(791,801)
Goodwill	604,653
Net assets acquired	$660,000

4.	PRO FORMA ADJUSTMENTS

The unaudited pro forma combined statements of operations and balance sheets reflect the effect of the following pro forma adjustments:

Proforma Adjustments

(a)	Net Proforma Cash impact

$(30,064)
Total proforma cash impact	$(30,064)

(b)	Estimated Fair Value of goodwill acquired in merger:

Goodwill acquired from Purchase	604,653
Total proforma goodwill acquired	$604,653

(c)	Elimination of assets and liabilities associated with the acquired business

(d)	Estimated Fair Value of common shares issued in the merger